Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Universal Truckload Services, Inc.

Warren, Michigan

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-187587) and Form S-8 (No. 333-123385) of Universal Truckload Services, Inc. of our reports dated March 14, 2014, relating to the consolidated financial statements and the effectiveness of Universal Truckload Services, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP

Troy, Michigan

March 14, 2014